Exhibit A
                                                                     Page 1 of 3

                                MYR GROUP INC.
                          Consolidated Balance Sheet
                           As of September 30, 2002
                          --------------------------
                                   (Unaudited)




Assets

Current Assets:
   Cash and temporary cash investments                      $ 29,514,340
   Accounts receivable:
     Contract                                                 87,085,111
     Other                                                       170,457
   Other                                                      18,281,090
                                                             -----------
      Total current assets                                   135,050,998
                                                             -----------

Other Property & Investments:
   Nonutility plant, net                                      17,306,171
   Other investments                                           1,733,519
                                                             -----------

      Total Other Property & Investments                      19,039,690
                                                             -----------

Goodwill, net                                                 60,686,935
                                                             -----------

Deferred Debits and Other Assets                              10,448,000
                                                             -----------


      Total Assets                                          $225,225,623
                                                             ===========

                                                                     Exhibit A
                                                                     Page 2 of 3

                                MYR GROUP INC.
                          Consolidated Balance Sheet
                           As of September 30, 2002
                          --------------------------
                                   (Unaudited)




Liabilities and Stockholder's Equity

Current Liabilities:
   Notes payable                                            $       -
   Accounts payable                                            6,156,145
   Accrued income taxes                                        3,347,617
   Other                                                      52,053,271
                                                             -----------

      Total current liabilities                               61,557,033
                                                             -----------

Non-Current Liabilities:
   Deferred income taxes                                       5,809,000
   Other                                                         334,228
                                                             -----------

      Total long-term liabilities                              6,143,228
                                                             -----------

Stockholder's Equity:
   Common stock & capital surplus                            150,000,000
   Retained earnings                                           7,525,362
                                                             -----------

      Total stockholder's equity                             157,525,362
                                                             -----------


      Total Liabilities and Stockholder's Equity            $225,225,623
                                                             ===========

                                                                     Exhibit A
                                                                     Page 3 of 3

                                MYR GROUP INC.
                       Consolidated Statement of Income
                For the Twelve Months Ended September 30, 2002
                ----------------------------------------------
                                   (Unaudited)


Operating Revenues                                          $577,498,488
                                                             -----------

Operating Expenses:
   Operation and maintenance expenses                        553,938,502
   Provision for depreciation and amortization                 3,364,630
   Income taxes                                                   16,438
                                                             -----------
      Total operating expenses                               557,319,570
                                                             -----------

Operating Income                                              20,178,918

Other Income & Deductions:
   Other income/(deductions)                                 (23,355,453)
   Taxes - other income & deductions                          13,405,196
                                                             -----------
      Total other income & deductions                         (9,950,257)
                                                             -----------

Income Before Net Interest Charges                            10,228,661

Net interest charges                                              64,467
                                                             -----------
Net Income                                                  $ 10,164,194
                                                             ===========